UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02 Unregistered Sales of Equity Securities

In December 2011, we commenced an offering (the “December 2011 Offering”) of up to $1,950,000 of unsecured subordinated notes convertible under certain conditions into shares of our common stock at a conversion price of $1.75 per share (the “Notes”) and three-year warrants to acquire shares of our common stock exercisable at $1.75 per share (“Warrants”). The Notes mature twelve months from issuance and accrue interest at the rate of 8% per annum. The Notes are also redeemable by us at maturity at a redemption price of 112% of the outstanding principal plus accrued and unpaid interest. Additionally, if our original issue discount notes issued in July 2011 continue to be outstanding on July 13, 2012, then, we are obligated to issue to the holders of Notes and Warrants such additional number of shares of common stock that are issuable upon conversion of the Notes without reducing the outstanding principal due upon the Notes. As of January 10, 2012, we sold Notes in the aggregate principal amount of $228,250 and Warrants to acquire 260,862 shares of our common stock.

In addition, since our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, we issued unsecured subordinated convertible notes in the aggregate principal amount of $32,500 in an offering that has since terminated, of which $20,000 in aggregate principal of notes have been exchanged for Notes and Warrants in the December 2011 Offering, and we also issued an aggregate of 109,168 shares of our common stock in exchange for services and waiver of certain rights.

The securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The securities offered will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01 Other Events

As previously disclosed on Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2011, on July 11, 2011, we completed a private placement of original issue discount convertible debentures and warrants exercisable for shares of our common stock. As a result of recent sales Notes and Warrants in the above referenced offering, the conversion price of the debentures and the exercise price of the warrants have been automatically adjusted to $1.75.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Date: January 11, 2012	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

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